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                                                                   Exhibit 10.11

                        TERMINATION AND RELEASE AGREEMENT

                  TERMINATION AND RELEASE AGREEMENT, dated as of February 7, 2003 (this "Agreement"), by and between ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Borrower"), and ABLECO FINANCE LLC, as agent for the Lenders referenced below (in such capacity, the "Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Agent and the financial institutions from time to time party thereto (the "Lenders") are parties to a Term Loan Agreement, dated as of August 30, 2002 (the "Loan Agreement");

                  WHEREAS, the obligations of the Borrower to the Lenders in respect of the Loan Agreement and the other Loan Documents (the "Obligations") are secured pursuant to the terms of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement); and

                  WHEREAS, the Borrower has advised the Agent that on the Payoff Date (as hereinafter defined) the Borrower expects to satisfy in full in cash all of the Obligations and liabilities under and in respect of the Loan Agreement; and

                  NOW, THEREFORE, in consideration of the premises and agreements herein and the payment of the Obligations, the Agent and the Borrower hereby agree as follows:

                  1. Capitalized terms used herein that are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

                  2. Subject to (a) the payment of all amounts referred to in Section 6 hereof, and (b) the understanding that the provisions of the Loan Agreement and the other Loan Documents that survive the repayment of the Obligations shall remain in full force and effect, the Agent (on behalf of Lenders) acknowledges the satisfaction of all Obligations. For the avoidance of doubt, the survival of certain provisions of the Loan Agreement and the other Loan Documents shall have no effect on the Agent's release, pursuant to Section 3(b) below, of any lien, security interest or other charge or encumbrance in favor of the Agent arising under the Loan Agreement and the other Loan Documents.

                  3. Without recourse and without any representation or warranty of any kind, subject to Section 7 hereof, (a) the Agent (on behalf of the Lenders) hereby terminates the Loan Agreement and the other Loan Documents (subject to any provision therein providing for the survival thereof), (b) the Agent (on behalf of the Lenders) hereby terminates and releases any and all liens, security interests or other charges or encumbrances in favor of the Agent now or hereafter arising under the Loan Agreement or the other Loan Documents, and (c) the Borrower hereby releases the Agent and the Lenders and any of their assignees, participants, officers, directors, members, affiliates, advisors, attorneys, agents and employees from any duty, liability, obligation or

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claim (if any) of any nature whatsoever arising under, or in connection with, the Loan Agreement or the other Loan Documents or any other related agreement, instrument or document.

                  4. Subject to Section 7 hereof, the Agent (on behalf of the Lenders):

                           (a)   hereby authorizes the Borrower to file UCC-3
termination statements in respect of the UCC-1 financing statements previously filed by the Agent against the Borrower in connection with the Loan Documents, without representation, warranty, or recourse to the Agent or the Lenders and at the sole cost and expense of the Borrower;

                           (b)   agrees, within three Business Days following
the Payoff Date to deliver to the Borrower or its designee: (i) any lien, releases, mortgage releases, re-assignments of trademarks, copyrights or patents, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by the Agent with respect to the Obligations, (ii) originals of all stock certificates held by the Agent as Collateral for the Obligations, accompanied by any stock powers executed in connection therewith, and (iii) return to the Borrower the originals of any and all promissory notes previously delivered to the Agent in connection with the Loan Documents, duly marked "paid in full" or "cancelled" (or with written authorizations to so mark such documents after the Payoff Date actually occurs) as may be appropriate.

                           (c)   will, at the reasonable request of the
Borrower, execute such additional instruments and other writings, and take such other action, as the Borrower may reasonably request to effect or evidence the satisfaction of the Obligations, the termination of the effectiveness of the Loan Agreement, the other Loan Documents or any instruments executed pursuant thereto, or the release of any liens, security interests or other charges or encumbrances in favor of the Agent now or hereafter arising under the Loan Agreement or the other Loan Documents, but, in each case, without representation or warranty, or recourse to the Agent or the Lenders and at the sole cost and expense of the Borrower.

                  5. This Agreement shall be binding on and shall inure to the benefit of the Agent, the Borrower and their respective successors and assigns.

                  6. If payment of the Obligations is made no later than 12:00 noon, New York City time, on February 7, 2003, by a wire transfer of immediately available funds to the Agent, the aggregate outstanding amount of the Obligations will be $20,346,666.67, subject to adjustment as set forth in this Section 6 (as so adjusted the "Payout Amount") consisting of:

                           (i)   $20,000,000 in respect of unpaid principal
outstanding under the Loan Documents (assuming no further loans or repayments are made);

                           (ii)  $46,666.67 in respect of accrued and unpaid
interest on such unpaid principal amount, assuming no changes in applicable interest rates and no changes in the outstanding principal amount (the per diem accrual of such interest being $7,777.77 per day); and

                           (iii) $300,000 representing the prepayment premium
payable by the Borrower to the Agent pursuant to the Loan Documents;

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                  If the assumptions set forth above with respect to the
calculation of the principal and interest components of the Payout Amount are not correct, the Agent will so advise the Borrower and notify the Borrower in writing on or before the Payoff Date of the adjusted figure for the Payout Amount, reflecting the appropriate changes in the amounts of principal and interest.

                  7. The effectiveness of this Agreement is subject to the condition precedent that the Agent or the Agent's counsel, as applicable, shall have received (a) full payment of the Payout Amount by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Annex A attached hereto, and (b) counterparts of this Agreement duly executed by the Borrower (the date on which the foregoing conditions shall first be satisfied herein called the "Payoff Date"). If the Payoff Date does not occur on or prior to February 7, 2003, then this Agreement shall automatically terminate.

                  8. The Borrower acknowledges that the amounts referred to in Paragraph 6 above are enforceable obligations of it owed to the Agent and the Lenders pursuant to the provisions of the Loan Documents and confirms its agreement to the terms and provisions of this letter by returning to the Agent a signed counterpart of this letter. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

                  9. The Agent hereby acknowledges that a copy of this Agreement is being delivered to the Revolving Loan Agent and agrees that the Revolving Loan Agent and the Revolving Loan Lenders and their respective successors and assigns may rely hereon.

                  10. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

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               IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                     AGENT:

                                     ABLECO FINANCE LLC

                                     By: /s/ Alexander J. Ornstein
                                         --------------------------------------
                                         Name:  Alexander J. Ornstein
                                         Title: Vice President

                                     BORROWER:

                                     ANCHOR GLASS CONTAINER CORPORATION

                                     By: /s/ Richard M. Deneau
                                         --------------------------------------
                                         Name:  Richard M. Deneau
                                         Title: President

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